Exhibit 10.1

Execution

[***] Certain identified information, marked by brackets, has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT

This WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT dated as of August 22, 2019 (this “Amendment”) is by and among PARETEUM CORPORATION, a Delaware corporation (the “Borrower”), the guarantors party hereto (the “Guarantors” and together with the Borrower, each a “Credit Party” and, collectively, the “Credit Parties”), the lenders party hereto (each a “Lender” and, collectively, the “Lenders”), POST ROAD ADMINISTRATIVE LLC, a Delaware limited liability company (“Post Road”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and Post Road, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”), and relates to that certain Credit Agreement dated as of February 26, 2019, by and among the Borrower, the Credit Parties party thereto, the Lenders party thereto and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, the Borrower has requested that the Administrative Agent (a) waive the breaches of certain obligations and covenants under the Credit Agreement as set forth in greater detail on Annex A attached hereto for the periods specified therein, as applicable (collectively, the “Subject Obligations and Covenants” and (b) amend the Credit Agreement as set forth herein; and

WHEREAS, the Administrative Agent is willing to acquiesce to the Borrower’s request, subject to the terms and conditions outlined in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.                   Capitalized Terms. Capitalized terms used in this Amendment without definition that are defined in the Credit Agreement have the same meanings herein as therein.

2.                   Waiver of Subject Obligations and Covenants; Amendments to Credit Agreement. In reliance on the representations and warranties set forth in Section 4 of this Amendment, the Credit Agreement is hereby amended as follows on the Amendment Effective Date:

(a)                Subject to the satisfaction of the conditions set forth in Section 5 of this Amendment, (i) the Administrative Agent hereby waives the breaches of the Subject Obligations and Covenants and the related Events of Default and (ii) each covenant set forth in the Credit Agreement, compliance with which the Borrower failed to observe prior to the Amendment Effective Date, shall be deemed to have been amended on a retroactive basis such that the Subject Obligations and Covenants shall never have had been breached. Notwithstanding the foregoing, the parties agree that the foregoing waiver and amendment shall not be deemed to: (i) amend Section 8.01 of the Credit Agreement in a manner that relieves the Borrower from complying with the requirements set forth therein for any fiscal period not referenced on Annex A attached hereto; (ii) amend Section 8.10 or 8.11 of the Credit Agreement in a manner that relieves the Borrower from complying with the requirements set forth in clause (h) of Section 6 below; (iii) amend Section 8.17 of the Credit Agreement in a manner that relieves the Borrower from complying with the requirements set forth in clauses (f) and (g) of Section 6 below; or (iv) amend any of the Subject Obligations and Covenants in a manner that would relieve the Borrower from complying with the requirements set forth therein for any period or with respect to any event not explicitly identified on Annex A attached hereto.

(b)                The parties agree that (i) the foregoing waiver is limited solely to the breaches of the Subject Obligations and Covenants arising out of the failure of the Borrower to comply with the Credit Agreement for the period described herein and (ii) nothing herein shall be construed as a waiver of any presently existing or future Event of Default (other than those arising from the Subject Obligations and Covenants) or any rights or remedies that may be available to the Lender in respect of any such other presently existing or future Event of Default (other than those arising from the Subject Obligations and Covenants), all of which rights and remedies are hereby expressly reserved.

(c)                Section 1.01 of the Credit Agreement is hereby amended by amending and restating the defined term [***] in its entirety as follows:

“[***] Agreement” means [***]

(d)                Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the defined term “Exit Fee” in its entirety as follows:

“Exit Fee” shall mean an exit fee in an amount sufficient to increase the Minimum Return to the Required Return; provided, that, such Exit Fee shall only be due and payable to the extent the Minimum Return shall be less than the Required Return after repayment in full of the Obligations (other than such Obligations that constitute the Exit Fee).

(e)                Section 1.01 of the Credit Agreement is hereby further amended by inserting the following additional defined terms in appropriate alphabetical order therein:

“First Amendment” shall mean that certain Waiver and First Amendment to Credit Agreement dated as of August 22, 2019 by and among the Borrowers, Guarantors, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Required Return” shall mean (x) with respect to all Loans (other than the First Amendment Loan (as defined in the First Amendment)), 1.20:1.00 and (y) with respect to the First Amendment Loan, 1.30:1.00.

(f)                 From and after the Amendment Effective Date, except as set forth in clause (b) of Section 5 below with respect to the First Amendment Loan, the Borrower agrees that no Loans shall be disbursed under the Credit Agreement on or before October 30, 2019; provided, that, any such Loans shall be further subject to the Borrower’s compliance with the terms of the Credit Agreement including, without limitation, the satisfaction of the conditions precedent set forth in Section 5.02 of the Credit Agreement and the Borrower’s ongoing compliance with the other covenants and agreements set forth herein including, without limitation, those set forth in Section 6 below.

(g)                This Amendment shall constitute and be a part of the Credit Documents for all purposes of this Amendment, the Credit Agreement and the other Credit Documents and any construction or interpretation thereof.

3.       Acknowledgments and Agreements. Each Credit Party hereby acknowledges and affirms that:

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(a)       As of the Amendment Effective Date, Borrower is indebted to Lenders in respect of: (i) the Loans in the aggregate principal amount of $25,190,061.86 plus accrued and unpaid interest in the amount of $162,077.06 (such interest amount calculated as of the end of the calendar day immediately preceding the Amendment Effective Date) and (ii) all accrued but unpaid fees and expenses of Agents (including, but not limited to, (x) an accrued and unpaid unused Commitment fee in the amount of $14,583.33 and (y) legal fees in connection with this Amendment, the Credit Agreement and/or any other Credit Document). For the avoidance of doubt, the aggregate principal amount of Loans set forth in clause (i) of the preceding sentence does not include the principal amount of the First Amendment Loan to be made by the Lenders on or about the Amendment Effective Date subject to the satisfaction of the terms set forth herein.

(b)       As of the Amendment Effective Date, (i) there exists no defense, offset, recoupment or counterclaim to the repayment by any Credit Party of all amounts and Obligations owing under and in respect of the Credit Agreement and the other Credit Documents, as modified hereby, and (ii) no Credit Party has any claim against any Lender or either Agent in respect of any matter relating to or arising under this Amendment or any of the Credit Documents or any of the transactions contemplated hereby or thereby.

(c)       Borrower remains obligated to pay all principal, interest, fees and other amounts owing to Agents and Lenders under and in respect of the Credit Documents when due and payable in accordance with the terms thereof including, without limitation, payment of the Exit Fee (as such term is amended by this Amendment).

(d)       The Credit Agreement and each of the other Credit Documents, except as modified as specifically provided herein, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(e)       Collateral Agent has and shall continue to have valid, effective, enforceable and perfected first-priority liens upon, and security interests in, the Collateral heretofore granted to Collateral Agent pursuant to the Credit Documents or otherwise granted to or held by Collateral Agent, subject to Permitted Liens, if any.

(f)       Each Credit Party has been advised by its legal counsel in connection with the negotiation, execution and delivery of this Amendment.

(g)       The waiver set forth herein is strictly limited to the Subject Obligations and Covenants and each such waiver shall not apply to any past, present or future violation or violations (whether known or unknown) of any provision of the Credit Agreement or any of the other Credit Documents. Either Agent’s or any Lender’s failure to exercise any right, privilege or remedy as a result of any such violations shall not, directly or indirectly, in any way whatsoever (A) impair, prejudice or otherwise adversely affect either Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any of the other Credit Documents or any other agreement, contract or instrument, (B) amend or alter any provision of the Credit Agreement or any of the other Credit Documents or any other agreement, contract or instrument or (C) constitute any course of dealing or other basis for altering any of the Obligations or any obligation of any Credit Party or any rights, privilege or remedy of Agents or Lenders under the Credit Agreement or any of the other Credit Documents or any other agreement, contract or instrument.

(h)       Each Agent and Lender is and shall be entitled to the rights, remedies and benefits provided for in the Credit Documents and Applicable Law.

(i)       Each Guarantor (i) agrees, acknowledges and consents to this Amendment and to the terms of the modifications of the Credit Documents, if any, provided for herein, (ii) acknowledges, reaffirms and ratifies its respective obligations and restates and reaffirms as of the Amendment Effective Date each and every representation and warranty under the applicable guaranty in favor of Collateral Agent with respect to the Obligations, (iii) acknowledges that its guaranty liability shall not be affected in any way by the execution and delivery of this Amendment or by the consummation of any of the transactions contemplated herein, including the making of any future advances, if any, and (iv) agrees that this Amendment and the terms hereof shall not operate as a waiver of any right, power or remedy of either Agent or any Lender under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

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4.       No Default, Representations and Warranties, etc. The Credit Parties hereby represent, warrant, confirm and covenant that, after giving effect to this Amendment: (a) the representations and warranties of the Credit Parties contained in Article 7 of the Credit Agreement are true and correct in all material respects (provided, that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the Amendment Effective Date as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case, such representations were true and correct as of such date); (b) no Default or Event of Default has occurred and is continuing; (c) the execution, delivery and performance by the Credit Parties of this Amendment has been duly authorized by all necessary action on the part of the Credit Parties, (ii) has not violated, conflicted with or resulted in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of the Credit Parties or any material indenture, agreement or other instrument binding on the Credit Parties or any of their assets and (iii) do not require any consent, waiver or approval of or by any Person which has not been obtained; and (d) this Amendment is the legal, valid and binding obligation of the Credit Parties, enforceable against the Credit Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles. The Credit Parties acknowledge and agree that the inaccuracy in any material respect of any representation, warranty or acknowledgment made by any Credit Party in this Amendment, or the inaccuracy of any information delivered by any Credit Party pursuant hereto, shall constitute an immediate Event of Default under the Credit Agreement.

5.       Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which the Administrative Agent delivers notice to the Credit Parties that the following conditions precedent have been satisfied:

(a)                the Administrative Agent shall have received counterparts hereof duly executed by the Credit Parties and each of the Lenders;

(b)                the Borrower shall have delivered to the Administrative Agent a borrowing request in the form set forth in Exhibit D to the Credit Agreement, providing for a Loan in the principal amount of $2,500,000 (the “First Amendment Loan”) to be made by the Lenders on or about the Amendment Effective Date (subject to the terms and conditions set forth in the Credit Agreement, including, without limitation, satisfaction by the Borrower of the conditions precedent set forth in Section 5.02 of the Credit Agreement), it being understood that the Amendment Effective Date shall constitute a “Funding Date” as defined in the Credit Agreement and the First Amendment Loan shall constitute a “Loan” as defined in the Credit Agreement;

(c)                the Borrower shall have issued the Additional Lender Shares, and the Administrative Agent shall have received an executed irrevocable instruction letter to the Borrower’s transfer agent, in form and substance acceptable to the Administrative Agent, providing for the issuance of the Additional Lender Shares, in each case to the Lenders (or their respective designees), with each Lender (or such designee) being issued a number of Additional Lender Shares proportionate to the aggregate principal amount of Commitments held by each such Lender on the Amendment Effective Date as a percentage of the Commitments held by all Lenders on the Amendment Effective Date, with such adjustments to reflect rounding or other adjustments as the Administrative Agent may agree;

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(d)                the Borrower shall have issued the First Amendment Shares, and the Administrative Agent shall have received an executed irrevocable instruction letter to the Borrower’s transfer agent, in form and substance acceptable to the Administrative Agent, providing for the issuance of the First Amendment Shares, in each case to the Lenders (or their respective designee), with each Lender (or such designee) being issued a number of First Amendment Shares proportionate to the aggregate principal amount of Commitments held by each such Lender on the Amendment Effective Date as a percentage of the Commitments held by all Lenders on the Amendment Effective Date, with such adjustments to reflect rounding or other adjustments as the Administrative Agent may agree (as used herein, the term “First Amendment Shares” means 550,000 shares of Borrower Common Stock);

(e)                the Borrower shall have delivered written notice to [***] and [***] that the [***] Agreement (in this instance only, as such term was defined in the Credit Agreement prior to giving effect to this Amendment) has been terminated;

(f)                 the Borrower shall have reimbursed the Agents for all reasonable and documented out-of-pocket expenses incurred by the Agents in connection with this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent; and

(g)                the Agents shall have received such other documents as the Agents shall have reasonably requested in connection with this Amendment.

6.       Conditions Subsequent. The Borrower agrees to deliver or to cause to be delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the following items on or before the dates set forth below for such item, it being understood that the failure by the Borrower to comply with this Section 6 shall be an immediate Event of Default under the Credit Agreement; provided, that, upon the occurrence of the Termination Date in accordance with the Credit Agreement, the Borrower shall no longer be obligated to deliver or cause to be delivered such items from and after such Termination Date:

(a)                on the Additional First Amendment Shares Date, the Borrower shall have issued the Additional First Amendment Shares, and the Administrative Agent shall have received an executed irrevocable instruction letter to the Borrower’s transfer agent, in form and substance acceptable to the Administrative Agent, providing for the issuance of the Additional First Amendment Shares, in each case to the Lenders (or their respective designee), with each Lender (or such designee) being issued a number of Additional First Amendment Shares proportionate to the aggregate principal amount of Commitments held by each such Lender on the Additional First Amendment Shares Date as a percentage of the Commitments held by all Lenders on the Additional First Amendment Shares Date, with such adjustments to reflect rounding or other adjustments as the Administrative Agent may agree; (as used herein, the defined term (x) “Additional First Amendment Shares Date” means November 15, 2019 and (y) “Additional First Amendment Shares” means 250,000 shares of Borrower Common Stock);

(b)                [reserved];

(c)                [reserved];

(d)                the Credit Parties shall cooperate with further due diligence and information requests made by the Administrative Agent and any advisors retained by the Administrative Agent, including without limitation, by causing the senior management of the Borrower to: (i) participate in telephone conferences or in-person meetings on at least a weekly basis with Administrative Agent and such advisors to discuss and analyze the most recent financial statements and related forecasts and other items reasonably requested by the Administrative Agent and such advisors during each such meeting and (ii) deliver to the Administrative Agent and such advisors all backup and supporting documentation that the Administrative Agent and/or such advisors’ request in order to analyze and verify the accuracy and completeness of the reporting, related supporting information and calculation of financial covenants prepared by Borrower in accordance with the Credit Agreement;

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(e)                the Borrower shall promptly pay all statements delivered to Borrower from time to time summarizing reasonable expenses incurred by Agents, including, without limitation, reasonable fees and expenses of its counsel and any advisors retained by Agents for the benefit of itself and Lenders and Secured Parties;

(f)                 on or before October 30, 2019, the Borrower shall furnish to the Administrative Agent the [***] Consent and Acknowledgment, in form and substance reasonably acceptable to the Administrative Agent;

(g)                on or before October 30, 2019, the Borrower shall either (x) furnish to the Administrative Agent the [***] Consent and Acknowledgment, in form and substance reasonably acceptable to the Administrative Agent or (y) enter into an amendment to (or amendment and restatement of) the [***] Agreement in accordance with the terms of the Credit Agreement and otherwise in form and substance reasonably acceptable to the Administrative Agent, which such amendment (or amendment and restatement) shall permit the Loan Parties to, without the consent of [***], pledge all of their assets, including all rights of the Loan Parties under the [***] Agreement and any accounts receivable and other credit rights generated in favor of the Loan Parties under the [***] Agreement, to the Collateral Agent as collateral for the Obligations; and

(h)                on or before October 30, 2019, the Borrower shall (i) cause DeviceScape Holdings, Inc., a Delaware corporation (together with any of its Subsidiaries, collectively, “DeviceScape”) to (A) execute (x) a joinder to the Credit Agreement pursuant to which such DeviceScape shall become a party to the Credit Agreement as a Guarantor and (y) a supplement to the Security Agreement in the form of Annex I to the Security Agreement satisfactory to Collateral Agent and (B) deliver such opinions, resolutions, certificates and other documents with respect to DeviceScape as are consistent with those delivered by the Credit Parties on the Closing Date under Article V of the Credit Agreement; and (ii) pledge to the Collateral Agent for the benefit of the Secured Parties, all Capital Stock of DeviceScape.

7.       Ratification and Confirmation. Each Credit Party hereby ratifies and confirms all of the terms and provisions of the Credit Agreement and the other Credit Documents and agrees that all of such terms and provisions remain in full force and effect. Without limiting the generality of the foregoing, the each Credit Party hereby acknowledges and confirms that all obligations, liabilities and Indebtedness of the Credit Parties under the Credit Agreement constitute “Obligations” under and as defined in the Credit Agreement, which Obligations are secured by and entitled to the benefits of the Credit Agreement and the other Credit Documents, and each Credit Party hereby ratifies and confirms the grant of the liens and security interests in the Collateral (as defined in the Credit Agreement) in favor of the Collateral Agent, pursuant to the Credit Agreement and the other Credit Documents as security for such Obligations.

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8.       Release.

(a)                Each Credit Party on their own behalf and on behalf of their predecessors, successors, heirs, legal representatives and assigns (collectively, the “Releasing Parties”), hereby acknowledge and stipulate that as of the Amendment Effective Date, none of the Releasing Parties has any known claims or known causes of action of any kind whatsoever against the Agents, any other Secured Party or any of their officers, directors, employees, agents, attorneys, affiliates or representatives, or against any of their respective predecessors, successors, or assigns (each of the foregoing, collectively, the “Released Parties”). Each of the Releasing Parties hereby forever releases, remises, discharges and holds harmless the Released Parties, from any and all known claims, demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupments, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, both at law and in equity, which any of the Releasing Parties has or may acquire in the future relating in any way to any event, circumstance, action, or failure to act from the beginning of time through the date of this Amendment.

(b)                Each Releasing Party hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by a Credit Party pursuant to Section 8(a) hereof. If any Releasing Party violates the foregoing covenant, each Credit Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.

(c)                Each Releasing Party understands, acknowledges and agrees (x) that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release and (y) that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

9.       Miscellaneous.

(a)                Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Credit Agreement or the other Credit Documents, all of which remain in full force and effect as of the Amendment Effective Date.

(b)                The Borrower agrees to pay all reasonable expenses, including legal fees and disbursements incurred by the Agents in connection with this Amendment.

(c)                This Amendment constitutes a “Credit Document” as such term is defined in the Credit Agreement.

(d)                This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(e)                This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER

PARETEUM CORPORATION

By:	/s/ Robert H. Turner
Name:	Robert H. Turner
Title:	Executive Chairman & Principal Executive Officer

GUARANTORS

PARETEUM EUROPE B.V.

By:	/s/ Yves van Sante
Name:	Yves van Sante
Title:	Director

PARETEUM NORTH AMERICA CORP.

By:	/s/ Robert H Turner
Name:	Robert H. Turner
Title:	Director

ARTILIUM NV

By:	/s/ Bart Weijermars
Name:	Bart Weijermars
Title:	as permanent representative of Artilium (UK) LTD, director

UNITED TELECOM NV

By:	/s/ Bart Weijermars
Name:	Bart Weijermars
Title:	as permanent representative of Artilium (UK) LTD, director

[Signature Page – Waiver and First Amendment to Credit Agreement]

ARTILIUM B.V.

By:	/s/ Bart Weijermars
Name:	Bart Weijermars
Title:	as permanent representative of Artilium (UK) LTD, director

INTERACTIVE DIGITAL MEDIA GMBH

By:	/s/ Andreas Felke
Name:	Andreas Felke
Title:	Director

ARTILIUM GROUP LIMITED

By:	/s/ Alexandre Korff
Name:	Alexander Korff
Title:	Director

iPASS INC.

By:	/s/ Robert H. Turner
Name:	Robert H. Turner
Title:	Director

iPASS IP, LLC

By:	/s/ Denis McCarthy
Name:	Denis McCarthy
Title:	Director/CEO

[Signature Page – Waiver and First Amendment to Credit Agreement]

LENDERS

POST ROAD SPECIAL OPPORTUNITY FUND I LP

By:	/s/ Michael E. Bogdon
Name:	Michael Bogdan
Title:	Authorized Signatory

POST ROAD LENDING HOLDCO II LLC

By:	/s/ Michael E. Bogdon
Name:	Michael Bogdan
Title:	Authorized Signatory

[Signature Page – Waiver and First Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND COLLATERAL AGENT

POST ROAD ADMINISTRATIVE LLC, in its capacity as Administrative Agent and Collateral Agent

By:	/s/ Michael E. Bogdon
Name:	Michael Bogdan
Title:	Authorized Signatory

[Signature Page – Waiver and First Amendment to Credit Agreement]

Annex A

Subject Obligations and Covenants

1.	To comply with the requirements set forth in the definition of “Permitted Acquisition” in connection with the consummation of the DeviceScape Acquisition as required by clause (m) of Section 9.05 of the Credit Agreement.

2.	To timely make the interest payment owed to the Administrative Agent for the Interest Period that ended on or about March 31, 2019, as required by Section 2.09(b) of the Credit Agreement.

3.	To timely deliver (i) the financial reporting information for the fiscal month ending February 28, 2019 as required by Section 8.01(a) of the Credit Agreement and (ii) the corresponding Compliance Certificate for such period as required by Section 8.01(d) of the Credit Agreement.

4.	To timely deliver (i) the financial reporting information for the fiscal month ending March 31, 2019 as required by Section 8.01(a) of the Credit Agreement and (ii) the corresponding Compliance Certificate for such period as required by Section 8.01(d) of the Credit Agreement.

5.	To timely deliver (i) the financial reporting information for the fiscal quarter ending March 31, 2019 as required by Section 8.01(b) of the Credit Agreement and (ii) the corresponding Compliance Certificate for such period as required by Section 8.01(d) of the Credit Agreement.

6.	To timely deliver (i) the financial reporting information for the fiscal month ending April 30, 2019 as required by Section 8.01(a) of the Credit Agreement and (ii) the corresponding Compliance Certificate for such period as required by Section 8.01(d) of the Credit Agreement.

7.	To timely deliver (i) the financial reporting information for the fiscal month ending May 31, 2019 as required by Section 8.01(a) of the Credit Agreement and (ii) the corresponding Compliance Certificate for such period as required by Section 8.01(d) of the Credit Agreement.

8.	To timely deliver (i) the financial reporting information for the fiscal month ending June 30, 2019 as required by Section 8.01(a) of the Credit Agreement and (ii) the corresponding Compliance Certificate for such period as required by Section 8.01(d) of the Credit Agreement.

9.	To timely deliver the [***] Consent and Acknowledgment as required by Section 8.17 of the Credit Agreement.

10.	To timely deliver the [***] Consent and Acknowledgment as required by Section 8.17 of the Credit Agreement.

11.	To comply with Sections 8.10 and 8.11 of the Credit Agreement in connection with the formation of its wholly-owned subsidiary DeviceScape Holdings, Inc., a Delaware corporation, and its acquisition of certain assets from Devicescape Software, Inc., a California corporation, on or about April 22, 2019.

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